As filed with the Securities and Exchange Commission on July 30, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco International Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	04-2297459
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

The Zurich Centre, Second Floor

90 Pitts Bay Road

Pembroke HM 08, Bermuda

441-292-8674

(Address of Registrant’s Principal Executive Offices)

Tyco Employee Stock Purchase Plan

(Full Title of the Plan)

David J. FitzPatrick

c/o Tyco International (US) Inc.

273 Corporate Drive, Suite 100

Portsmouth, NH 03801

603-334-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Judith Reinsdorf

9 West 57th Street

New York, New York 10019

(212) 424-1300

Calculation of Registration Fee

Title of Securities Being Registered	Amounts to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Shares, $0.20 par value	5,000,000 shares	$18.95	$94,750,000	$7,666

(1)	This registration statement relates to 5,000,000 Common Shares, $0.20 par value, of Tyco International Ltd. (“Common Shares”) that may be issued under the Tyco Employee Stock Purchase Plan (the “Plan”). This registration statement also relates to such indeterminate number of additional Common Shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price is based on the average of the high and low prices for Common Shares as reported on the New York Stock Exchange on July 23, 2003.
(3)	Pursuant to Rule 457(p) under the Securities Act, the full registration fee of $7,666 is paid by offset of $7,666 of the filing fee paid with Registration Statement No. 333-41264 initially filed by Tyco International Ltd. on July 12, 2000 and associated with $27,564,795 of unsold securities registered on that Registration Statement.

EXPLANATORY NOTE

This registration statement relates to common shares of Tyco International Ltd. (the “Company”) that may be offered and sold under the Tyco Employee Stock Purchase Plan, which common shares will be purchased by the Company from time to time on the open market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Incorporated by reference in this registration statement are the documents listed below, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002;

•	Quarterly Reports on Form 10-Q, as amended, for the quarters ended December 31, 2002 and March 31, 2003;

•	Current Reports on Form 8-K filed on October 8, 2002, October 25, 2002, January 9, 2003, January 14, 2003, February 13, 2003, March 13, 2003, May 1, 2003 and June 16, 2003; and

•	the description of the Company’s common shares contained in its Registration Statement on Form 8-A/A, filed on March 1, 1999, and all amendments and reports updating such description.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 6.    Indemnification of Directors and Officers.

Bye-law 102 of the Company’s Bye-laws provides, in part, that the Company shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 of Bermuda. Section 98 of the Companies Act 1981 prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

The Company maintains $200,000,000 of insurance to reimburse the directors and officers of the Company and its subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any subsidiary thereof.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.3	Bye-Laws of the Company (incorporating all amendments to March 6, 2003) (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

*10.1	Tyco Employee Stock Purchase Plan (as amended May 2003)

*23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.

Item 9.    Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2003.

TYCO INTERNATIONAL LTD.

By:	/s/ DAVID J. FITZPATRICK
David J. FitzPatrick Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Edward D. Breen and David J. Fitzpatrick as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 30, 2003 in the capacities indicated below.

Signature	Title

/s/ EDWARD D. BREEN Edward D. Breen	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID J. FITZPATRICK David J. FitzPatrick	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DENNIS C. BLAIR Dennis C. Blair	Director

/s/ H. CARL MCCALL H. Carl McCall	Director

/s/ BRENDAN R. O’NEIL Brendan R. O’Neill	Director

Signature	Title

/s/ SANDRA S. WIJNBERG Sandra S. Wijnberg	Director

/s/ JOHN A. KROL John A. Krol	Director

/s/ GEORGE W. BUCKLEY George W. Buckley	Director

/s/ BRUCE S. GORDON Bruce S. Gordon	Director

/s/ MACKEY J. MCDONALD Mackey J. McDonald	Director

/s/ JEROME B. YORK Jerome B. York	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned as the duly authorized representative of Tyco International Ltd. in the United States.

/s/ DAVID J. FITZPATRICK
David J. FitzPatrick Date: July 30, 2003

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

4.3	Bye-Laws of the Company (incorporating all amendments to March 6, 2003) (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarterly period ended March 31, 2003)

*10.1	Tyco Employee Stock Purchase Plan (as amended May 2003)

*23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.